NLL/SECMtrs/DKrelo
                                                                 Exhibit 10.23


Relocation Package made available to Detlev Kunz


Position:
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Senior Vice President and General Manager, Worldwide Marketing and Sales


Position Acceptance Bonus


Transition Assistance:
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>>   Payment of temporary living expenses pending relocation


International Relocation Package:
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>>   Payment of selling expenses on old home

>>   Housing allowance

>>   Payment for storing and moving of household goods

>>   Payment of home finding travel and orientation expenses

>>   Two month salary allowance

>> Reimbursement for payment of taxes associated with nondeductible portions of relocation package

>>   Payment of car rental expenses

>>   Home purchase allowance